UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2024

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 NW 25th Street, Miami, FL	33142
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 26, 2024, the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) issued a Letter of Reprimand to ShiftPixy, Inc. (“ShiftPixy” or the “Company”) for the Company’s violation, as determined by Nasdaq, of Listing Rule 5635(d) (the “Rule”).

As reported on the Company’s Current Report on Form 8-K the Company filed with the SEC on July 14, 2023, the Company entered into a placement agency agreement with A.G.P./Alliance Global Partners (“AGP”) and a securities purchase agreement with certain purchasers pursuant to which the Company agreed to sell, in a best efforts public offering (the “July 2023 Offering”), an aggregate of (i) 48,611 shares (the “Shares”) of common stock, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 37,500 shares of common stock and (iii) common warrants (the “Warrants”) to purchase up to an aggregate of 86,111 shares of common stock. The number of Shares, Pre-Funded Warrants and Warrants and the public offering price and exercise prices reflect a one-for-twenty-four reverse split of the Company’s issued and outstanding shares of common stock, effective on October 14, 2023.

On March 28, 2024, the Company received a letter (the “March 2024 NASDAQ Letter”)  from the Nasdaq Staff, notifying the Company that it failed to comply with NASDAQ shareholder approval requirements set forth in Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the minimum price (as defined in Listing Rule 5635(d)(1)(A). The deficiency letter relates to the July 2023 Offering.  The Staff determined that the Offering was not a “public offering” under Nasdaq Listing Rule 5635(d) due to the type of offering, a best efforts offering pursuant to a placement agency agreement, and the fact that one investor purchased a predominant portion of the Offering. As a result, because the Offering represented greater than 20% of the common stock outstanding and was priced below the Minimum Price, the Staff determined that the Company was required to obtain shareholder approval prior to the issuance of Common Stock in the Offering under Listing Rule 5635(d).

On May 13, 2024, the Company provided a response to Nasdaq regarding this deficiency.

On August 14, 2024, the Company held a special meeting of stockholders. At the special meeting, the Company’s stockholders of record as of the close of business on July 24, 2024, voted to ratify the July 2023 Offering.

The Staff considered it appropriate to close the matters described above with the issuance of the Letter of Reprimand as opposed to a delisting of the Company’s securities, noting that any violation of the Rule was inadvertent, and that the Company subsequently took remedial action by obtaining shareholder ratification of the July 2023 Offering.

The Staff also identified disclosure requirements, which the Company has satisfied by announcing its receipt of the Letter of Reprimand through this Current Report on Form 8-K.

The Company has no intention to appeal the Staff’s determination to a Hearing Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: September 26, 2024	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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